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                                                                    Exhibit 10.7

                            INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT, dated as of June __, 2002, between Konover Property Trust, Inc., a Maryland corporation (the "Company"), and
__________________, an individual ("Indemnitee").

     WHEREAS, Indemnitee is an officer of the Company;

     WHEREAS, a special committee of the Board of Directors of the Company (the "Special Committee") was formed for the purposes of (x) negotiating and approving an agreement with Prometheus Southeast Retail Trust, as assignee of Prometheus Southeast Retail LLC ("Prometheus") to amend, modify or replace the contingent value rights issued pursuant to the Contingent Value Rights Agreement, dated as of February 24, 1998, between the Company and Prometheus, and (y) reviewing, considering, investigating, evaluating and making recommendations to the Board of Directors regarding strategic alternatives for the Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against officers of public companies in today's environment;

     WHEREAS, the Amended and Restated Articles of Incorporation of the Company permit the Company to indemnify directors, officers and certain other persons to the fullest extent permitted by law; and

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability and to provide Indemnitee with specific contractual assurance that the protection will be available to Indemnitee (regardless of, among other things, any amendment to the Articles of Incorporation, the Company's By-Laws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent provided herein, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

     (a) Claim. any threatened, pending or completed action, suit, proceeding, arbitration, alternate dispute resolution mechanism, or any inquiry or investigation, whether instituted by or in the right of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or alternate dispute resolution mechanism, whether civil, criminal,

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administrative or investigative, arising from or in connection with the fact that Indemnitee, or a person for whom Indemnitee is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

     (b) Expenses. include reasonable attorneys' fees and all other reasonable costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim.

     (c) Independent Legal Counsel. an attorney or firm of attorneys who shall not have otherwise performed services for the Company within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnities under similar indemnity agreements).

2.   Indemnification.

     (a) In General. In connection with any Claim, whether relating to events occurring before or after the date hereof, the Company shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

     (b) Claims Other Than Claims by or in the Right of the Company. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any proceeding pursuant to any Claim, other than a Claim by or in the right of the Company, the Company shall, subject to Sections 2(e), 2(f) and 2(g), indemnify Indemnitee against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim; provided, however, that Indemnitee shall not settle a Claim without the consent of the Company; and provided further, however, that Indemnitee shall not be entitled to indemnification pursuant to this Section 2(b) in connection with conduct finally adjudged as constituting acts or omissions not in good faith or which involved a knowing violation of the law or resulted in the actual receipt of an improper personal benefit in money, property or services by the Indemnitee; but provided further, however, that the termination of a proceeding pursuant to any Claim by judgment, order of the court or settlement (whether with or without court approval), or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

     (c) Proceedings by or in the Right of the Company. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be

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made a party to or witness or other participant in any proceeding pursuant to any Claim brought by or in the right of the Company to procure a judgment in its favor, the Company shall, subject to Sections 2(e), 2(f), and 2(g), indemnify Indemnitee against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) of such Claim; provided, however, that Indemnitee shall not be entitled to indemnification pursuant to this Section 2(c) in connection with conduct finally adjudged as constituting acts or omissions not in good faith or which involved a knowing violation of the law or resulted in the actual receipt of an improper personal benefit in money, property or services by the Indemnitee; but provided further, however, that the termination of a proceeding pursuant to any Claim by judgment, order of the court or settlement (with or without court approval), or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, no such indemnification shall be made in respect of any Claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

     (d) Advancement of Expenses. If so requested by Indemnitee, the Company shall advance (within 30 business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"); provided, however, that the payment of Expenses incurred by Indemnitee in advance of the final disposition of the Claim shall be made only upon receipt by the Company of an undertaking by Indemnitee to repay all amounts advanced if it should be ultimately determined that Indemnitee is not entitled to be indemnified under this Agreement or otherwise; and provided further, however, that the obligation of the Company to make an Expense Advance shall be subject to the condition that, if, when and to the extent that a determination is made pursuant to Section 2(f) that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid, but provided that if Indemnitee has commenced or thereafter commences legal proceedings pursuant to
Section 2(f) in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination by the Company (including its Board of Directors or Independent Legal Counsel) made pursuant to Section 2(f) that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     (e) Indemnitee Not Entitled to Indemnification. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification

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pursuant to this Agreement in connection with any Claim (or part thereof)
initiated by Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim (or part thereof).

     (f) Payment of Indemnification; Determination of Entitlement. Any indemnification or advance under this Section 2 shall be made no later than 30 business days after receipt of the written request of Indemnitee, unless a determination is made within said 30 business days period by (a) the Board of Directors of the Company by a majority vote of directors who were not parties to such proceeding pursuant to such Claim even though less than a quorum, or (b) Independent Legal Counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that Indemnitee has not met the relevant standards for indemnification set forth in Section 2(b) and 2(c).

     (g) Procedures with Respect to Claims. Upon receipt by Indemnitee of actual notice of a Claim, such Indemnitee shall promptly notify the Company in writing of such Claim, provided, however, that the failure to so notify the Company shall not relieve the Company from any liability which the Company may have under this agreement or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall have the right to assume the defense of any Claim and employ counsel reasonably satisfactory to the Indemnitee. If (x) the Company has failed promptly to assume the defense of such Claim and employ counsel reasonably satisfactory to Indemnitee, or (y) such Indemnitee shall have been advised by counsel that there are substantive issues that raise conflicts of interest between the Company and the Indemnitee, then such Indemnitee shall have the right to assume the defense of the Claim with respect to the Indemnitee (but not the Company) and the reasonable fees and expenses of such counsel shall be an Expense for which Indemnitee will be indemnified under this agreement; provided that if directors who serve on the Special Committee are entitled under the terms of their indemnification agreements with the Company to employ separate counsel (the "Special Committee Counsel") at the Company's expense in connection with such matter, the Indemnitee shall also employ Special Committee Counsel unless such Indemnitee shall have been advised by counsel that there are substantive issues that raise conflicts of interest between Indemnitee and the Special Committee members. The Company will not settle a Claim without the prior written consent of the Indemnitee unless such settlement includes an unconditional release of the Indemnitee from all liabilities arising out of such Claim and does not require Indemnitee to admit to, or plead no contest or its equivalent to, any violation of any law, rule or regulation.

     The right to indemnification or Expense Advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

3.   Indemnification for Additional Expenses.

     The Company shall indemnify Indemnitee against any and all Expenses (including reasonable attorneys' fees) and, if requested by Indemnitee, shall (within 30

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business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for
(i) indemnification or advance payment of Expenses by the Company under this Agreement, or any other agreement, article of incorporation or Company by-law now or hereafter in effect relating to Claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; provided, however, that the payment of Expenses incurred by Indemnitee in advance of the final disposition of such action shall be made only upon receipt by the Company of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

4.   Partial Indemnity.

     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

5.   Burden of Proof.

     In connection with any determination by the Company (including its Board of Directors or Independent Legal Counsel) or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

6.   No Presumptions.

     For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

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7.   Nonexclusivity.

     The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Amended and Restated Articles of Incorporation, the Company's By-Laws, the Maryland General Corporation Law or otherwise. To the extent that a change in the Maryland General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Amended and Restated Articles of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

8.   Liability Insurance.

     The Company shall maintain directors' and officers' liability insurance containing terms and conditions that are substantially similar to the current policies maintained by or for the benefit of the Company. The aggregate amount of such insurance (whether as part of the current umbrella policy maintained by an affiliate of Prometheus and/or a policy maintained directly by the Company) shall not have an overall limit on coverage of less than $20 million. Moreover, the Company may not reduce its annual costs (measured as of the date hereof) to maintain directors' and officers' liability insurance unless the Company can do so without reducing the overall aggregate limit on coverage provided for in the Company's directors' and officers' liability insurance. Any decision by the Company with respect to the appropriate level of directors' and officers' insurance for the Indemnitee will be made by the Board of Directors. The Company's obligations under this Section 8 shall expire upon the sooner of (i) three years after the Indemnitee ceases to be a director or officer of the Company or (ii) six years from the date hereof.

9.   Amendments and Waivers.

     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.  Subrogation.

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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11.  No Duplication of Payments.

     The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

12.  Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise of all or substantially all of the business, securities and/or assets of the Company, spouses, heirs, executors, trustees and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an executive officer, director, employee, agent or other representative of the Company or of any other enterprise at the Company's request.

13.  Severability.

     The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

14.  Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                   KONOVER PROPERTY TRUST, INC.

                                                   By:__________________________
                                                   Name:
                                                   Title:



                                                   __________________________